Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ZAGG Inc:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference

Salt Lake City, Utah
November 25, 2015